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                                                                     EXHIBIT 5.4

                                 [LETTERHEAD OF]

                      BARROS Y ERRAZURIZ ABOGADOS LIMITADA

                                                               January____, 2005

Ultrapetrol (Bahamas) Limited
c/o H&J Corporate Services Ltd.
Shirlaw House
87 Shirley Street
P.O. Box SS-19084
Nassau, Bahamas

              Re:   9% First Preferred Ship Mortgage Notes due 2014

Ladies and Gentlemen:

      We have acted as special Chilean counsel to Ultrapetrol (Bahamas) Limited, a Bahamas company (the "Company") and to Corporacion de Navegacion Mundial S.A., a (corporation) organized and existing under the laws of the Republic of Chile, and one of the Company's subsidiaries (the "Guarantor" and, together with the Company, the "Ultrapetrol Group") in connection with the Company's Registration Statement on Form F-4 (the "Registration Statement") as filed with the United States Securities and Exchange Commission (the "Commission"), with respect to the Company's offer to exchange (the "Exchange Offer") up to $180,000,000 of the Company's 9% First Preferred Ship Mortgage Notes due 2014 (the "Exchange Notes") for an identical principal amount at maturity of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "Outstanding Notes"). The Exchange Notes are to be issued pursuant to the Indenture dated as of November 24, 2004 between the Company, the Guarantor and Manufacturers Traders and Trust Company, as Trustee (the "Trustee") (the "Indenture") and, when issued, will be guaranteed by the Guarantor (the "Guarantee") pursuant to the Indenture. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the Indenture; (iv) the form of the Outstanding Notes; (v) the form of the Exchange Notes and (vi) such corporate documents and records of the Company and the Guarantor and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter

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Ultrapetrol (Bahamas) Limited
January_____, 2005]
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expressed (collectively the "Documents"). In such examinations, we have assumed and not verified:

      (a)   the authenticity of all documents submitted to us as originals;

      (b) the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed;

      (c) the genuineness of all signatures and the legal competence or capacity of persons or entities (whoever are or will become signatories thereto) to complete the execution of documents;

      (d) the due compliance of the Documents with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to them (other than the laws of Chile as to which we are opining);

      (e) that any required consents, licenses, permits, approvals, exemptions or authorizations of or by any governmental authority or regulatory body of any jurisdiction other than Chile in connection with the transactions contemplated by the Documents have been obtained.

      As to various questions of fact that are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and the Guarantor and others.

      We have further assumed for the purposes of this opinion that each of the Indenture and all documents contemplated by the Indenture to be executed in connection with the issuance of the Exchange Notes and Guarantee have been duly authorized and validly executed and delivered by each of the parties thereto other than the Company and the Guarantor.

      Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that the Guarantee to which the Guarantor is a party have been duly authorized, executed and delivered by it.

      We hereby confirm that the discussion under the headings "Enforceability of Civil Liabilities" and "Summary of the Terms of the Exchange Notes:
Additional Amounts" contained in the Company's Registration Statement on Form F-4, insofar as such discussion represents legal conclusions or statements of Chile law, subject to the limitations and conditions set forth therein, constitutes the opinion of Barros & Errazuriz Abogados Ltda. and fairly presents the information disclosed therein in all material respects.

      This opinion is limited to the laws of Chile. This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances

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Ultrapetrol (Bahamas) Limited
January_____, 2005]
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occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form F-4 to be filed with the United States Securities and Exchange Commission with respect to the Exchange Notes, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

                                                       Very truly yours,

                                                       BARROS Y ERRAZURIZ
                                                       ABOGADOS LIMITADA